CNH Industrial N.V.

Cranes Farm Road

Basildon, Essex, SS14 3AD

United Kingdom

Exhibit 99.1

CNH streamlines Senior Leadership structure

Basildon, January 9, 2024

CNH announces a streamlining of its leadership structure.

Effective immediately, the Company is reducing the size of and realigning the Senior Leadership Team (SLT) which will henceforth be known as the Global Leadership Team (GLT). The GLT is the Company’s operational decision-making body responsible for driving the performance of the Company’s businesses and executing strategic priorities, serving customers around the world and providing leadership to our ~40,000 employees. This leaner structure is designed to deliver focused and accountable leadership, prioritizing the Company’s Business Segments.

The GLT members and their corresponding areas of accountability are as follows:

Scott W. Wine, Chief Executive Officer

Oddone Incisa, Chief Financial Officer

Derek Neilson, President, Agriculture

Stefano Pampalone, President, Construction

Fritz Eichler, Chief Technology Officer

Marc Kermisch, Chief Digital and Information Officer

Scott Moran, Chief Quality and Business System Officer

Tom Verbaeten, Chief Supply Chain Officer

Kelly Manley, Chief Human Resources Officer

Kevin Barr, Senior Leadership Advisor

Roberto Russo, Chief Legal and Compliance Officer

Regional and support function leaders will now report directly into the GLT-led organizations to ensure rapid and improved customer-centric decision making. These diverse and experienced leaders will remain posted at key company sites across the globe, furthering the delivery of our strategic priorities. The elevation of Fritz Eichler to Chief Technology Officer is specifically designed to provide singular focus and leadership on the development, execution, and integration of our iron and technology platforms.

“We are confident this enhanced leadership structure will better support our customers while augmenting operational efficiency and execution. With heightened focus, this GLT will accelerate delivery of our strategic priorities and drive increased value for our shareholders,” said Scott W. Wine, CEO at CNH. “This transition and all our strategic activities have the common goal of ensuring a bright future for CNH.”

CNH Industrial (NYSE: CNHI) is a world-class equipment and services company. Driven by its purpose of Breaking New Ground, which centers on Innovation, Sustainability and Productivity, the Company provides the strategic direction, R&D capabilities, and investments that enable the success of its global and regional Brands. Globally, Case IH and New Holland Agriculture supply 360° agriculture applications from machines to implements and the digital technologies that enhance them; and CASE and New Holland Construction Equipment deliver a full lineup of construction products that make the industry more productive. The Company’s regionally focused Brands include: STEYR, for agricultural tractors; Raven, a leader in digital agriculture, precision technology and the development of autonomous systems; Hemisphere, a leading designer and manufacturer of high-precision satellite-based positioning, and heading technologies; Flexi-Coil, specializing in tillage and seeding systems; Miller, manufacturing application equipment; Kongskilde, providing tillage, seeding and hay & forage implements; and Eurocomach, producing a wide range of mini and midi excavators for the construction sector, including electric solutions.

Across a history spanning over two centuries, CNH has always been a pioneer in its sectors and continues to passionately innovate and drive customer efficiency and success. As a truly global company, CNH’s 40,000+ employees form part of a diverse and inclusive workplace, focused on empowering customers to grow, and build, a better world.

For more information and the latest financial and sustainability reports visit: cnh.com

For news from CNH and its Brands visit: media.cnhindustrial.com

Contacts:

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